Exhibit 99.66

This business combination involves the securities of a Brazilian company. The business combination is subject to disclosure requirements of Brazil that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Brazil, and some or all of its officers and directors may be residents of Brazil. You may not be able to sue a Brazilian company or its officers or directors in a Brazilian court for violations of the U.S. securities laws. It may be difficult to compel a Brazilian company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

BRF S.A.
Publicly Traded Company

CNPJ/MF No. 01.838.723/0001-27

NIRE 42.300.034.240

MINUTES OF THE MEETING OF THE BOARD OF DIRECTORS
HELD ON SEPTEMBER 22, 2025

1	DATE, TIME AND PLACE: Held on September 22, 2025, at 7:00 pm, at the office of BRF S.A. (“Company” or “BRF”), located at Avenida das Nações Unidas, nº 14.401, 25th floor, Chácara Santo Antônio, CEP 04794-000, City of São Paulo, State of São Paulo, and by videoconference.

2	CALL AND ATTENDANCE: The summons was dismissed due to the presence of the totality of the members of the Company’s Board of Directors (“Board of Directors”), namely, Mr. Marcos Antonio Molina dos Santos, Ms. Marcia Aparecida Pascoal Marçal dos Santos, Mr. Sergio Agapito Lires Rial, Mr. Marcos Fernando Marçal dos Santos, Ms. Flávia Maria Bittencourt, Mr. Augusto Marques da Cruz Filho, Mr. Eduardo Augusto Rocha Pocetti, Mr. Pedro de Camargo Neto and Mr. Márcio Hamilton Ferreira.

3	PRESIDING BOARD: Chairman: Mr. Marcos Antonio Molina dos Santos; Secretary: Mr. Heraldo Geres.

4	AGENDA: Discuss and deliberate on: (i) the definition of the new structure and composition of the Company’s Board of Officers, in view of the closing of the merger of shares issued by BRF by Marfrig Global Foods S.A., pursuant to the "Plan of Merger of Shares Issued by BRF S.A. by Marfrig Global Foods S.A.", entered into on May 15, 2025, as amended on May 26, 2025 ("Plan of Merger" and “Merger of Shares”, respectively), approved at the Extraordinary General Meeting of the Company held on August 5, 2025 ("Meeting").

5	RESOLUTIONS: After examining and debating the matter of the Agenda, the members of the Board of Directors, by unanimous vote and without any reservations:

(i)	Approved the drafting of these minutes int the form of summary;

(ii)	Approved the new structure and composition of the Company’s Board of Officers, in view of the closing of the Merger of Shares, which occurred in the present date, with the election of the Executive Officers nominated below, all of them to complete the current term of two (2) years, which will end on May 6, 2026:

(a)	Miguel de Souza Gularte, Brazilian citizen, married, veterinarian, bearer of the Identity Card RG No. 2020494148 SSP/RS, registered with the CPF under No. 678.741.266-53, with domicile, including for the purposes of the provisions of paragraph 2 of Article 149 of Law No. 6,404/76, in the city of São Paulo, State of São Paulo, Avenida das Nações Unidas, nº 14.401, 25º floor, Chácara Santo Antônio, CEP 04794-000, for the position of Global Chief Executive Officer;

(b)	Artemio Listoni, Brazilian citizen, divorced, agricultural technician, bearer of identity card RG No. 39.567.331-8 SSP/SP, registered with the CPF under No. 425.408.959-72, with domicile, including for the purposes of the provisions of paragraph 2 of Article 149 of Law No. 6,404/76, in the city of São Paulo, State of São Paulo, Avenida das Nações Unidas, nº 14.401, 25th floor, Chácara Santo Antônio, CEP 04794-000, for the position of Industrial Operations and Logistics Vice President;

(c)	Fabio Duarte Stumpf, Brazilian citizen, married, bachelor's degree in veterinary medicine, holder of the identity card RG No. 6053420556 – SSP/RS and registered with the CPF under No. 987.624.780-87, with domicile, including for the purposes of the provisions of §2 of Article 149 of Law No. 6,404/76, in the city of São Paulo, State of São Paulo, Avenida das Nações Unidas, nº 14.401, 25th floor, Chácara Santo Antônio, CEP 04794-000, for the position of Agribusiness and Quality Vice-President;

(d)	Fabio Luis Mendes Mariano, Brazilian citizen, married, business administrator, holder of identity card RG No. 22.389.009 SSP/SP, registered with the CPF under No. 293.160.42836, with domicile, including for the purposes of the provisions of paragraph 2 of Article 149 of Law No. 6,404/76, in the city of São Paulo, State of São Paulo, Avenida das Nações Unidas, nº 14.401, 25th floor, Chácara Santo Antônio, CEP 04794-000, for the position of Halal Market Vice President;

(e)	Heraldo Geres, Brazilian citizen, married, lawyer, holder of the OAB/SP under No. 126.801, registered with the CPF under No. 119.691.688-89, domiciled, including for the purposes of paragraph 2 of Article 149 of Law no. 6,404/76, in the city of São Paulo, State of São Paulo, at Avenida das Nações Unidas, No. 14.401, 25th floor, Chacara Santo Antônio, CEP 04794-000, for the position of Legal, Tax, Corporate Affairs and People Vice-President;

(f)	Jose Ignacio Scoseria Rey, Uruguayan citizen, married, accountant, holder of identity card RNE nº V950563-M and registered with the CPF under No. 236.525.848-48, with domicile, including for the purposes of the provisions of paragraph 2 of Article 149 of Law No. 6,404/76, in the city of São Paulo, State of São Paulo, Avenida das Nações Unidas, nº 14.401, 25th floor, Chácara Santo Antônio, CEP 04794-000, for the position of Chief Financial, Investor Relations, Management and Technology Officer;

(g)	Leonardo Campo Dallorto, Brazilian citizen, married, mechanical engineer, holder of identity card RG No. 1.161.217 SESP/ES, registered with the CPF under No. 034.845.35741, with domicile, including for the purposes of the provisions of paragraph 2 of Article 149 of Law No. 6.404/76, in the city of São Paulo, State of São Paulo, Avenida das Nações Unidas, nº 14.401, 25th floor, Chácara Santo Antônio, CEP 04794-000, for the position of International Market and Supply Vice-President; and

(h)	Manoel Reinaldo Manzano Martins Junior, Brazilian citizen, married, business administrator, holder of identity card RG No. 22557908 – SSP/SP and registered with the CPF under No. 258.430.828-22, with domicile, including for the purposes of the provisions of paragraph 2 of Article 149 of Law No. 6,404/76, in the city of São Paulo, State of São Paulo, Avenida das Nações Unidas, nº 14.401, 25th floor, Chácara Santo Antônio, CEP 04794-000, for the position of Brazil Market and Marketing Vice-President.

The Officers hereby elected will take office upon execution of the respective term of investiture, and shall declare, under the penalties of the law, to not be impeded by special law, or convicted of crimes of bankruptcy, prevarication, bribery, fraud, embezzlement or crimes against public welfare, public faith or property, or convicted of criminal sentence that prevents, temporarily or otherwise, the access to public office, in accordance to article 147, first paragraph of Law no. 6,404/1976 and CVM Resolution No. 80, of March 29, 202

(iii)	Approved the dismissal of the Executive Officer Marcel Sacco from the position of Vice President of Marketing and New Business, which he occupied at the Company’s Board of Officers until the present date, as well as registered the gratitude to the referred Executive Officer for his commitment and dedication to the Company in the previous years.

6	CLOSURE: There being no other matters to be discussed, the meeting was closed, during which time the present minutes were drawn up, having been read, found correct, approved and signed by the members of the Presiding Board and by all the members of the Board of Directors who were present.

I certify that the text above is a true copy of the minutes drawn up in the Book of Minutes of the Ordinary and Extraordinary Meetings of the Company's Board of Directors.

/s/ Heraldo Gerês
Heraldo Gerês
Secretary

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